Exhibit 10.2

Execution Version

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February [●], 2022 (this “Agreement”), is made by and among [●] (the “Stockholder”), Elkay Manufacturing Company, a Delaware corporation (the “Company” or “Elkay”) and Zurn Water Solutions Corporation, a Delaware corporation (the “Purchaser”).

W I T N E S E T H

WHEREAS, on February 12, 2022, the Purchaser, the Company, Zebra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Elkay Interior Systems International, Inc., a Delaware corporation, as representative of the stockholders of the Company for certain purposes described therein, entered into that certain Agreement and Plan of Merger (as amended or restated from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Purchaser (collectively with the other transactions contemplated by the Merger Agreement, including the Spinoff, the “Transactions”);

WHEREAS, the Stockholder is the Beneficial Owner of, and has the right to vote and consent with respect to, that number of shares of Class [A/M] common stock, par value $0.01 per share, of the Company (the “Class [A/M] Common Stock”) set forth in Section 6.4 of this Agreement (together with any shares of Class [A/M] Common Stock of which the Stockholder acquires Beneficial Ownership after the date hereof, the “Shares”), which are the only voting equity interests of the Company owned by the Stockholder;

WHEREAS, as an inducement to the Purchaser’s willingness to enter into the Merger Agreement and the consummation of the Transactions, the Purchaser has reserved the right to terminate the Merger Agreement if Company Stockholders (as defined in the Merger Agreement) holding a certain percentage of the Voting Stock (as defined in the Merger Agreement) do not enter into Company Stockholder Support Agreements (as defined in the Merger Agreement), including this Agreement; and

WHEREAS, the Purchaser and the Company desire that the Stockholder agree, and the Stockholder agrees, on the terms and subject to the conditions set forth herein, to undertake the obligations set forth herein, including, but not limited to, not to Transfer (as defined below) any of the Shares, and to vote or consent all of the Shares in a manner so as to facilitate the consummation of the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Definitions and Related Matters.

1.1             Definitions. This Agreement is a “Company Stockholder Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Owner”, with respect to an Equity Interest, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act, and the correlative terms “Beneficially Owned,” “Beneficially Owns” and “Beneficial Ownership” shall be construed accordingly; provided, however, that notwithstanding the foregoing, the term "Beneficial Owner" and each of the foregoing correlative terms shall be deemed to exclude any party or parties having the power pursuant to the express terms of the governing trust instrument of a trust which is a Stockholder to direct the trustee of such trust with respect to the ownership, voting, transfer or other disposition of such trust's Shares (individually or collectively, its “Directing Party”)

“Company” shall have the meaning set forth in the Preamble.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

“Directing Party” has the meaning set forth in the definition of Beneficial Owner.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Purchaser” shall have the meaning set forth in the Preamble.

“Shares” shall have the meaning set forth in the Recitals.

“Stockholder” shall have the meaning set forth in the Preamble.

“Subsidiary” of any Person means (a) any corporation, limited liability company, joint venture, trust or other legal entity, an amount of the voting Equity Interests of which sufficient to elect at least fifty percent (50%) of the board of directors, board of managers or other governing body of such corporation, limited liability company, joint venture, trust or other legal entity that is owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of such Person or a combination thereof, or (b) any partnership of which such Person or another Subsidiary of such Person is the general partner.

“Transfer” shall mean, with respect to any Share, any direct or indirect sale, offer to sell or otherwise dispose of, transfer, assignment, pledge, option, charge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of such Share, in each case whether voluntary, involuntary or by operation of law, as applicable, to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions, sale, transfer or assignment of any equity interest in, or sale, transfer or assignment of Control of, any Person holding such Share, as applicable, or otherwise.

2.         Agreement to Consent and Approve.

2.1             The Stockholder agrees that, from the date hereof until the Expiration Time, promptly (and in any event by 8:00 p.m. central time on the second (2nd) Business Day following the S-4 Effective Date (the “Consent Deadline”), the Stockholder shall execute and deliver the Written Consent approving the adoption of the Merger Agreement and the transactions contemplated thereby, which Written Consent is substantially in the form attached hereto as Exhibit A, with respect to all of its Shares entitled to vote on or consent thereto. Any such Written Consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent.

2.2             The Stockholder shall not enter into any tender, voting or other agreement or arrangement with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance by the Stockholder of its obligations hereunder or the Transactions, including the approval of the adoption of the Merger Agreement and the Transactions.

2.3             The Stockholder agrees that, from the date hereof until the Expiration Time, it shall vote or cause to be voted (including by written consent) all of its Shares against any action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions. Any attempt by the Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Shares in contravention of the intent of this Agreement, including, but not limited to this Section 2 shall be null and void ab initio. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to grant a proxy or power of attorney with respect to voting the Shares other than as described in Section 2 and Section 4.

3.         Agreement Not to Transfer or Encumber. The Stockholder hereby agrees that, from the date hereof until the Expiration Time, it shall not (a) Transfer any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares (other than pursuant to this Agreement), or (c) grant a proxy or power of attorney with respect to the Shares that is inconsistent with this Agreement. Any Transfer or attempted Transfer of any Shares in violation of this Section 3 shall be null and void ab initio; provided that any Transfer (x) by will or pursuant to laws of descent and distribution, or (y) that occurs by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement shall not be deemed a Transfer (such exempt Transfers, “Permitted Transfers”); provided that any transferee of such Permitted Transfers agrees to be bound by the terms of this Agreement.

4.         POA. Subject to the last sentence of this Section 4, the Stockholder hereby appoints the Purchaser, and any designee of the Purchaser, as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2.1 and this Section 4. This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Stockholder’s appointment of Purchaser, and any designee of the Purchaser, as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2.1 shall only take effect if the Stockholder fails to deliver the Written Consent by the Consent Deadline as described in Section 2.1.

5.         Appraisal and Dissenters’ Rights. The Stockholder hereby (a) irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that the Stockholder may have by virtue of ownership of Shares and (b) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions.

6.         Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents and warrants to the Purchaser and the Company as follows:

6.1             Organization of the Stockholder.

(a)         If the Stockholder is not an individual, the Stockholder is duly established and validly existing and under the Laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business.

(b)         If the Stockholder is not an individual, the Stockholder is validly licensed or qualified to do business (where such concept is applicable) under the Laws of each jurisdiction in which the properties and assets leased or owned by it or the conduct of its business makes such licensing or qualification necessary or advisable, except where the failure to be licensed or qualified would not reasonably be expected to be material to its business or the Stockholder’s properties or assets.

(c)        If the Stockholder is not an individual, the Stockholder is not in violation of any provisions of its Organizational Documents or the Related Agreements to which it is a party.

6.2             Authority of the Stockholder. (a) If the Stockholder is not an individual, the Stockholder has all requisite power and authority, and (b) if the Stockholder is an individual, the Stockholder has legal competence and capacity, to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Stockholder of this Agreement and Related Agreements to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary action of the Stockholder. This Agreement and Related Agreements to which the Stockholder is a party have been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement and the Related Agreements to which it is a party by the Company and the Purchaser, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.

6.3             Non-Contravention.

(a)             If the Stockholder is not an individual, the execution and delivery by the Stockholder of this Agreement and the Related Agreements to which it is a party and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Stockholder, or (iii) a conflict with, breach or violation of any Law applicable to the Stockholder or by which its properties are bound or affected, except, in the case of clause (ii) or (iii), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement on a timely basis.

(b)             If the Stockholder is an individual, the execution and delivery by the Stockholder of this Agreement and the Related Agreements to which it is a party and the performance of its obligations hereunder will not require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement on a timely basis.

6.4             Ownership.

(a)         As of the date hereof, the Stockholder (i) is the holder of record and Beneficially Owns [●] Shares, including [●] shares of Class [A/M] Common Stock, free and clear of any and all Liens, other than those created by this Agreement or any Related Agreements to which the Stockholder is a party, and (ii) has sole voting power over and right to consent with respect to all of such shares of Company Common Stock, including the Shares.

(b)         There are no preemptive rights or other similar rights in respect of the Shares, (ii) there are no Liens (other than Permitted Liens and Liens in favor of the Company to secure outstanding loans made by the Company to the Stockholder to acquire Shares) on the Shares, (iii) other than the Certificate of Incorporation and the Merger Agreement and, if the Stockholder is a trust, other than any power of a Directing Party pursuant to the terms of the governing trust instrument of the Stockholder regarding the trust's ownership, transfer or voting of the Shares (provided that Stockholder represents that such Directing Party has prior to the date hereof directed the Stockholder to execute, deliver and perform under this Agreement, there are no contractual obligations (including for the avoidance of doubt, voting trusts, stockholder agreements, proxies or other agreements) in effect relating to the ownership, transfer or voting of the Shares, (iv) except for Transactions, there is no contractual obligation to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) or any other investment in respect of, the Shares, and (v) there are no existing rights with respect to registration under the Securities Act of 1933, as amended, of the Shares.

6.5             Proceeding Pending. As of the date hereof, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that, individually or in the aggregate, would reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement or to consummate the Transactions on a timely basis.

7.         Publicity. The Stockholder hereby (i) authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure in connection with the Transactions, including the Form S-4 and any other applicable filings under the Exchange Act or the Securities Act, its identity and the aggregate number of shares of the Company represented by Support Agreements, and the nature of its obligations under this Agreement, (ii) agrees that it shall promptly (A) furnish to the Company and the Purchaser any information that the Company or the Purchaser may reasonably request for the preparation of any such announcement or disclosure and (B) notify the Company and the Purchaser of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) agrees that it shall not, without the prior written consent of the Purchaser, make any public statement about the Transactions or this Agreement.

8.         Termination. Other than this Section 8 and Section 11, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to such termination.

9.         Duties. Each of the parties hereto are entering into this Agreement solely in their capacities as Beneficial Owners of the Shares, and nothing in this Agreement shall apply to any Person serving in his or her capacity as a director or officer of the Company.

10.       [Repayment of Company Stockholder Loan.     The Stockholder acknowledges and agrees that if such Stockholder does not, prior to the consummation of the Merger, repay in full all amounts outstanding as of the Effective Time under loans made by the Company to the Stockholder to fund the Stockholder’s purchase of Shares, such loan(s) shall be repaid automatically, and without any further action being required from Stockholder, pursuant to a repurchase of Shares by the Company for no additional consideration as payment in respect of the outstanding balance of such loans, such repurchase to be effective immediately prior to the consummation of the Merger and to consist of an amount of Shares as may be determined by the Board to be equivalent in value to the amount of such loan based on the expected Merger Consideration (having regard to such estimates and methodologies as may be determined by the Board with respect thereto, and excluding the effects of any adjustment to the Merger Consideration after the Closing).]1

1 To be included only for stockholders with outstanding loan balances.

11.         Miscellaneous.

11.1           Expenses. Except as otherwise provided herein, each party hereto shall bear its own fees and expenses with respect to this Agreement and the Transactions.

11.2           Notices. Any notice, request, instruction or other communication to be given under this Agreement by a party hereto shall be in writing and shall be deemed to have been given to the other party (a) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (b) when sent, if sent via email, provided that no undeliverable message is received by the sender or (c) when received, if sent by registered or certified mail, return receipt requested, in each case to the address, facsimile number or email address of such party set forth below and marked to the attention of the designated individual:

If to the Purchaser, to:

Zurn Water Solutions Corporation

511 W. Freshwater Way

Milwaukee, WI 53204

Attention: Jeffrey LaValle, Vice President, General Counsel and Secretary

Email: jeffrey.lavalle@zurn.com

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention:          R. Alec Dawson; Andrew L. Milano and Allison D. Gargano

Email: alec.dawson@morganlewis.com; andrew.milano@morganlewis.com; Allison.gargano@morganlewis.com

If to the Company prior to Closing, to:

Elkay Manufacturing Company
1333 Butterfield Road

Suite 200

Downers Grove, IL 60515

Attention: Kathleen J. Deighan

Email: Kathleen.deighan@elkay.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP
71 S Wacker Drive
Chicago, IL 60606
Attention: Paul Theiss
Email: PTheiss@mayerbrown.com and

JWagenmaker@mayerbrown.com

If to the Stockholder, to:

[Name]
[Address]

Attention: [●]
Email: [●]

or to such other individual or address or email address as a party may designate for itself by notice given in accordance with this Section 11.2.

11.3           Amendment; Waivers. The parties may amend, modify or supplement this Agreement only by a written agreement signed by Purchaser, the Stockholder and, if prior to the Closing, the Company. No failure or delay by a party in enforcing any of such party’s rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of a party’s rights will be deemed to preclude any other or further exercise of such party’s rights under this Agreement. No waiver of any of a party’s rights under this Agreement will be effective unless it is in writing and signed by such party (subject to the limitations herein).

11.4           Binding Effect; Assignment. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. No party may, by operation of law or otherwise, assign this Agreement or any of such party’s rights or obligations under this Agreement without the written Consent of the other parties.

11.5           No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.6           Severability. If any provision of this Agreement is declared invalid, illegal or unenforceable, (a) all other provisions of this Agreement will remain in full force and effect, and (b) the parties shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal or unenforceable provision with a valid, legal, and enforceable provision giving effect to the parties’ intent to the maximum extent permitted by Law.

11.7           Entire Agreement. This Agreement, the Merger Agreement and the Related Agreements (including all exhibits and schedules hereto and thereto), and all other agreements required to be delivered at Closing pursuant hereto and thereto, contain the entire agreement among the parties and supersede all prior agreements, arrangements, and understandings, written or oral, among the parties relating to the subject matter of this Agreement, the Merger Agreement, the Related Agreements and all other agreements required to be delivered at the Closing pursuant hereto and thereto.

11.8           Construction. The parties have each participated in the negotiation and drafting of the terms of this Agreement. The parties agree that any rule of legal interpretation, to the effect that any ambiguity is to be resolved against the drafting party, will not apply in interpreting this Agreement. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and will in no way restrict or otherwise modify any of the terms or provisions hereof. For the purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; (d) the neuter gender shall include masculine and feminine genders; (e) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (f) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (g) the word “will” shall be deemed to have the same meaning and effect as the word “shall”; (h) the terms “or,” “any” or “either” are not exclusive; (i) except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules,” if any, are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement, if any, and (j) any reference to an applicable “Law” shall be such Law as amended from time to time.

11.9           Governing Law. This Agreement, and all claims or causes of action that are based on, arise out of or relate to this Agreement, will be governed by and construed in accordance with the Laws of the State of Delaware without regard to its conflicts of law rules and any other Law that would cause the application of the Laws (including the statute of limitations) of any jurisdiction other than the State of Delaware.

11.10         Jurisdiction, Service and Venue. Each party agrees: (a) to submit to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, and should such Delaware Court of Chancery decline or not exercise jurisdiction, any Delaware State court sitting in New Castle County, unless the federal courts have exclusive jurisdiction, in which case the federal courts located in New Castle County in the State of Delaware (such courts, including appellate courts therefrom, the “Specified Courts”) for any Proceeding arising out of or relating to this Agreement or the Transactions, (b) to commence any Proceeding arising out of or relating to this Agreement or the Transactions only in the Specified Courts, (c) that service of any process, summons, notice or document by U.S. registered mail to the address of such party set forth in Section 11.2 will be effective service of process for any Proceeding brought against such party in any of the Specified Courts, (d) to waive any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the Transactions in the Specified Courts, and (e) to waive and not to plead or claim that any such Proceeding brought in any of the Specified Courts has been brought in an inconvenient forum.

11.11         WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

11.12         Equitable Relief. The parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate the Transactions. It is accordingly agreed that the parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance and other equitable relief is an integral part of the Transactions and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties acknowledge and agree that any party pursuing an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.12 will not be required to provide any bond or other security in connection with any such Order. The remedies available to the parties hereto pursuant to this Section 11.12 will be in addition to any other remedy to which they were entitled at Law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any party from seeking the payment of any Liabilities, losses, damages, costs or expenses related to any breach of this Agreement.

11.13         Further Assurances. From time to time, at the request of the Purchaser, (a) the Stockholder shall take all such further actions, as may be necessary to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement and (b) the Company will enforce any terms of this Agreement against the Stockholder, including Section 2 through Section 5 hereof, and the Company shall refuse to record the Transfer of any Shares purported to be made in violation of the terms hereof.

11.14         Counterparts. This Agreement may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the parties to invoke any Law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement, shall be disregarded in determining a party’s intent or the effectiveness of such signature. No party shall raise the use of the delivery of signatures to this Agreement in electronic format as a defense to the formation of a Contract and each such party forever waives any such defense.

11.15         Trustee Capacity. To the extent any signatory to this Agreement is acting in a fiduciary capacity (e.g., as trustee of a trust), then the provisions of this Agreement shall apply only to the signatory in its fiduciary, and not its corporate or individual, capacity. Without limiting the generality of the foregoing, for purposes of this Agreement, a signatory’s Affiliates shall be determined only in reference to the signatory’s fiduciary capacity; i.e., neither a Directing Party under the governing trust instrument creating the fiduciary capacity, nor an entity that directly or indirectly Controls, is under common Control with, or is Controlled by the signatory in its corporate, but not in its fiduciary capacity, is an Affiliate for purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

ZURN WATER SOLUTIONS CORPORATION

By:
Name:
Title:

COMPANY:

ELKAY MANUFACTURING COMPANY

By:
Name:
Title:

STOCKHOLDER:

EXHIBIT A

FORM OF WRITTEN CONSENT OF STOCKHOLDER

ACTION BY WRITTEN CONSENT

OF THE

STOCKHOLDERS OF

Elkay Manufacturing Company

(a Delaware Corporation)

[●], 2022

The undersigned, being the Company Stockholders of Elkay Manufacturing Company, a Delaware corporation (the “Company”), constituting the holders of the Company’s outstanding shares (“Shares”) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, do hereby consent to and approve the adoption of the following resolution(s), without a meeting, pursuant to Sections 228(a) and 251 of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of the Company (the “Bylaws”), and hereby take the following actions and adopt the following resolutions by written consent in lieu of a duly called meeting, with the same force and effect as if duly adopted at a special meeting of the Company Stockholders of the Company held for the purpose, effective as of the date first set forth above (unless otherwise noted in the resolution).

1.	Approval of the Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously approved the transactions contemplated by and proposed to be effected pursuant to that certain Agreement and Plan of Merger, dated as of [●], 2022, a copy of which is attached hereto as Exhibit A (together with any and all exhibits and schedules thereto, as may be amended from time to time, the “Merger Agreement”), by and among the Company, Zurn Water Solutions Corporation, a Delaware corporation (“Purchaser”), Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), and Elkay Interior Systems International, Inc., a Delaware corporation, as representative of the Company Stockholders of the Company for certain purposes described in the Merger Agreement (the “Stockholder Representative”); pursuant to which Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. Capitalized terms used, but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, by virtue of the Merger and subject to the terms and conditions set forth in the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time and held by a Company Stockholder (other than any holder of Dissenting Shares), shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Share, whether represented by a certificate or in non-certificated form and represented by book-entry, shall automatically be converted into the right to receive the Per Share Amount, and any other amounts (including dividends (if any) payable in respect of the Purchaser Shares issuable in respect of such Share pursuant to Section 2.6(c) of the Merger Agreement and payments in lieu of fractional shares pursuant to Section 3.7 of the Merger Agreement) payable in respect of such Share pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, subject to the terms and conditions set forth in the Merger Agreement and the Escrow Agreement, by virtue of the Merger, Purchaser shall deposit, or cause to be deposited, with JP Morgan Chase & Co. (the “Escrow Agent”), (x) the Estimated Adjustment Cash Amount (if any) and (y) the Escrow Shares, in book-entry form to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement, and the release of the remaining balance, if any, to be made in accordance with the terms of the Merger Agreement and Escrow Agreement to the Company Stockholders in accordance with each such Company Stockholder’s Pro Rata Portion;

WHEREAS, pursuant to Article Eighth of the Company’s Certificate of Incorporation (as amended, the “Charter”), the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote, voting as one class, shall be required for the adoption or authorization of a Business Combination (as defined in the Charter) (such affirmative vote, the “Required Company Stockholder Approval”);

WHEREAS, the Merger will constitute a Business Combination;

WHEREAS, each of the undersigned Company Stockholders has received the Company Solicitation Statement;

WHEREAS, the undersigned Company Stockholders collectively constitute the Required Company Stockholder Approval;

WHEREAS, the Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”), are fair to and in the best interests of the Company and the Company Stockholders, (b) approved and declared advisable the Merger Agreement and the Transactions, and (c) recommended adoption of the Merger Agreement by the Company Stockholder in accordance with the DGCL; and

WHEREAS, each of the undersigned Company Stockholders (i) has been urged to consult with his, her, their or its own legal, tax and/or financial adviser(s) regarding the consequences to him, her, them or it of the Transactions, including the Merger, the Merger Agreement, the Company Solicitation Statement and the execution and delivery of this consent, (ii) acknowledges that to the extent so desired, he, she, they or it has availed himself, herself, themselves or itself of such right and opportunity, (iii) has reviewed and understands the Merger Agreement, the Company Solicitation Statement and this consent and deems approving the Merger and the other Transactions and adopting the Merger Agreement in accordance with the DGCL to be in the best interests of such Company Stockholder and the Company, and (iv) is competent to execute this consent free from coercion, duress or undue influence.

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned Company Stockholders (together, constituting the Required Company Stockholder Approval) hereby approves the Transactions, including the Merger (including the principal terms thereof), adopts the Merger Agreement, and approves and authorizes in all respects the transactions contemplated by the Merger Agreement;

RESOLVED FURTHER, that the escrow provisions (including with respect to the Exchange Fund) and adjustments outlined in the Merger Agreement be, and hereby are, approved, adopted, ratified and confirmed in all respects;

RESOLVED FURTHER, that the previous actions taken in the name or on behalf of the Company in negotiating, preparing, executing, delivering and performing the Merger Agreement and the transactions contemplated thereby are hereby authorized, ratified, adopted and approved in all respects;

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RESOLVED FURTHER, that each of the undersigned Company Stockholders (together, constituting the Required Company Stockholder Approval) consents to the officers of the Company executing and delivering any and all agreements, contracts, instruments and other documents necessary to implement the Merger and the actions described above, in the name and on behalf of the Company, and the execution and delivery of the Merger Agreement and any other agreement, contract, instrument or document heretofore executed and delivered and deemed necessary to implement the Merger and the actions described above, in the name and on behalf of the Company, is hereby approved, adopted, ratified and confirmed in all respects;

RESOLVED FURTHER, that each of the undersigned Company Stockholders consents to the officers of the Company preparing, executing and filing the appropriate certificates, agreements or documents to effect the Merger with the State of Delaware, including, but not limited to, the Certificate of Merger;

RESOLVED FURTHER, that each of the undersigned Company Stockholders consents to the officers of the Company preparing, executing and filing the appropriate certificates, agreements or documents with all other organizations, agencies, and third parties as they and any of them deem necessary, appropriate or advisable.

2.	Waiver of Notice Rights

RESOLVED FURTHER, that any notice that may have been or may be required by the Charter or Bylaws, each as currently in effect, or any other contract or agreement to which the Company Stockholders and the Company are a party, and any laws relating to the Merger, the Merger Agreement or any of the other transactions contemplated thereby, is hereby irrevocably waived.

3.	Waiver of Appraisal Rights

WHEREAS, each undersigned Company Stockholder, being aware of such Company Stockholder’s rights to demand an appraisal of such Company Stockholder’s Shares under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, desires to expressly and irrevocably waive any rights to appraisal of the fair value of such Company Stockholder’s Shares that such Company Stockholder may have pursuant to Section 262 of the DGCL.

NOW THEREFORE, BE IT HEREBY RESOLVED, that each undersigned Company Stockholder, with respect only to himself, herself or itself, hereby expressly and irrevocably waives and agrees not to assert any appraisal rights under the DGCL in connection with the Merger.

4.	Appointment of the Stockholder Representative

WHEREAS, by virtue of the approval of the Merger and the adoption of the Merger Agreement by the Company Stockholders, and without any further action by any Company Stockholders, each Company Stockholder shall be deemed to have irrevocably constituted and appointed Elkay Interior Systems International, Inc. to serve as the Stockholder Representative under the Merger Agreement and the Escrow Agreement (and by the execution of the Merger Agreement, Elkay Interior Systems International, Inc. has accepted such appointment).

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NOW, THEREFORE, BE IT RESOLVED, that the Company Stockholders hereby acknowledge that, by virtue of their approval of the Merger and the adoption of the Merger Agreement, they consent to the appointment of Elkay Interior Systems International, Inc. as the Stockholder Representative for the purposes of taking any and all actions and making any and all decisions required or permitted to be taken by the Company Stockholders relating to the Merger Agreement.

RESOLVED FURTHER, that each of the undersigned Company Stockholders hereby irrevocably nominates, constitutes and appoints the Stockholder Representative as his, her, their or its exclusive agent and true and lawful attorney-in-fact, with full power of substitution, to act individually in the name, place and stead of such Company Stockholder in accordance with and pursuant to the Merger Agreement, including executing, delivering, acknowledging, certifying and filing on behalf of such Company Stockholder (in the name of any or all of the undersigned Company Stockholders or otherwise) any and all documents that the Stockholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholder Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by the Merger Agreement; and

RESOLVED FURTHER, that each of the undersigned Company Stockholders acknowledges that the undersigned Company Stockholders shall be bound by all actions taken and documents executed by the Stockholder Representative in connection with Article XII of the Merger Agreement, and each Company Stockholder further agrees that Purchaser will be entitled to rely on any action taken by the Stockholder Representative on behalf of such Company Stockholder pursuant to the Merger Agreement (each, an “Authorized Action”), and that each Authorized Action shall be binding on such Company Stockholder as fully as if such Company Stockholder had taken such Authorized Action. All notices required to be made or delivered by Purchaser to the Company Stockholders shall be made to the Stockholder Representative for the benefit of the Company Stockholder(s) to whom such notice is intended, and such Company Stockholders discharges in full all notice requirements of Purchaser as applicable, to such Company Stockholder with respect thereto.

5.	Financial Interest of Directors and Officers

WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between a corporation and one or more of its directors and officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction or solely because any such director’s or officer’s votes are counted for such purposes, if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the board of directors or the stockholders.

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NOW, THEREFORE, BE IT RESOLVED, that in accordance with Section 144 of the DGCL, the terms and conditions of the Merger and the Merger Agreement, including the potential interests of certain directors and officers disclosed or otherwise known to the Company Stockholders, including, without limitation, (i) the continuing employment and compensation by the surviving corporation, as applicable, of certain directors and officers of the Company, (ii) the observer rights to be granted to Mr. Ron Katz, (iii) the rights to exculpation, indemnification and advancement of expenses to which directors and officers under and in accordance with the Merger Agreement are entitled, and (iii) entitlement of the officers and directors who are Company Stockholders to receive proceeds as a result of the Merger pursuant to the Merger Agreement, are hereby approved by each of the undersigned Company Stockholders.

6.	Counterparts

RESOLVED FURTHER, that this unanimous written consent may be executed in multiple counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. No party shall raise the use the delivery of signatures to this unanimous written consent in electronic format as a defense to the formation of a contract and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned Company Stockholder has executed this Action by Written Consent of the Company Stockholders on the date set forth below and is effective as of the date set forth below.

COMPANY STOCKHOLDERS:

[INDIVIDUAL]

By:
Name:
Date:

[ENTITY]

ENTITY NAME:

By:

Name:

Title:

Date:

[Signature Page to the Written Consent of the Company Stockholders of Elkay Manufacturing Company]

EXHIBIT A

Merger Agreement

[TO INSERT EXECUTED MERGER AGREEMENT]

EXHIBIT B

Section 262 of the DGCL

§ 262 Appraisal rights

262. Appraisal rights [For application of this section, see § 17; 82 Del. Laws, c. 45, § 23; and 82 Del. Laws, c. 256, § 24].

(a) Any Company Stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.